Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

TECO FINANCE, INC.

Any and All Outstanding 7.20% Notes Due 2011,

Any and All Outstanding 7.00% Notes Due 2012,

Any and All Outstanding 6.75% Notes Due 2015, and

Any and All Outstanding 6.572% Notes Due 2017,

Each Guaranteed by TECO ENERGY, INC.

for

a Like Principal Amount of Corresponding Notes Registered Under the Securities Act of 1933

Pursuant to the prospectus dated                     , 2008

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2008, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent is:

The Bank of New York

By Mail, Hand Delivery or Overnight Courier:	By Facsimile Transmission:

The Bank of New York	The Bank of New York

For Information or Confirmation by Telephone:

The Bank of New York

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

This Notice of Guaranteed Delivery is being provided in connection with the offer (the “Exchange Offer”) by TECO Energy, Inc. (“TECO Energy”) and TECO Finance, Inc. (“TECO Finance,” and together with TECO Energy, the “Company”) to exchange: (i) TECO Finance 7.20% Notes Due 2011 (the “New 2011 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for its outstanding 7.20% Notes due 2011 (the “Old 2011 Notes”); (ii) TECO Finance 7.00% Notes Due 2012 (the “New 2012 Notes”), which have been registered under the Securities Act, for its outstanding 7.00% Notes due 2012 (the “Old 2012 Notes”); (iii) TECO Finance 6.75% Notes Due 2015 (the “New 2015 Notes”), which have been registered under the Securities Act, for its outstanding 6.75% Notes due 2015 (the “Old 2015 Notes”); and (iv) TECO Finance 6.572% Notes Due 2017 (the “New 2017 Notes”), which have been registered under the Securities Act, for its outstanding 6.572% Notes due 2017 (the “Old 2017 Notes,” and together with the Old 2011 Notes, the Old 2012 Notes and the Old 2015 Notes, the “Old Notes”).

As set forth in the prospectus dated                     , 2008 (the “Prospectus”) of the Company and in the accompanying letter of transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Exchange Offer if (1) the Letter of Transmittal or any

other documents required thereby cannot be delivered to the exchange agent on or prior to the Expiration Date, (2) certificates of Old Notes are not immediately available, or (3) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. This form may be delivered by mail or hand delivery or transmitted via facsimile to the exchange agent as set forth above. In addition, in order to utilize the guaranteed delivery procedures to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the exchange agent on or prior to the Expiration Date. See “The Exchange Offers – Procedures for Tendering” in the Prospectus. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal, or face, amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offers—Guaranteed Delivery Procedures.” By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Old Notes set forth in the Letter of Transmittal.

The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after the Expiration Date. Tenders of Old Notes may be withdrawn prior to the Expiration Date as provided in the Prospectus.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Certificate Number(s) (if available):	Principal Amount of Old 2011 Notes Tendered:*	Principal Amount of Old 2012 Notes Tendered:*

Certificate Number(s) (if available):	Principal Amount of Old 2015 Notes Tendered:*	Principal Amount of Old 2017 Notes Tendered:*

* Must be in denominations of principal, or face, amount of $1,000 at maturity or any integral multiple thereof.
If Old Notes will be delivered by book-entry transfer:

Name of Tendering Institution:

Account Number:

PLEASE SIGN HERE

x

x

Signature(s) of Owner(s) or authorized Signatory	Date

Address:

Area Code and Telephone Number:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes exactly as their name(s) appear on certificate(s) for the Old Notes or, if tendered by a participant in one of the book-entry transfer facilities, exactly as such participant’s name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth the following information and furnish evidence of his or her authority as provided in the Letter of Transmittal:

Please print name(s) and address(es)

Name(s):

Capacity:

Address:

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution,” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, (each, an “Eligible Institution”), hereby (i) represents that the above-named persons are deemed to own the Old Notes tendered hereby, (ii) represents that such tender of Old Notes is being made by guaranteed delivery and (iii) guarantees that the Old Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Old Notes into the exchange agent’s account at the book-entry transfer facility, pursuant to the procedures set forth in “The Exchange Offers—Guaranteed Delivery Procedures” section of the Prospectus, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the exchange agent at its address set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the completed and executed Letter of Transmittal and Old Notes to the exchange agent within the time period shown herein.

Name of Firm:
Name of Authorized Signatory:
Authorized Signature:
Title:
Address:
(Zip Code)
Area Code and Telephone Number:
Date:

DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.